Exhibit 10.19

FORBEARANCE AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Forbearance and Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 9, 2018, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and BIONANO GENOMICS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 8, 2016, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 9, 2016, that certain Second Amendment to Loan and Security Agreement dated as of May 2, 2017; and that certain Third Amendment to Loan and Security Agreement dated as of November 20, 2017 (collectively, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

B. As of the date hereof, there is owing under the Loan Agreement a principal amount (not including, to the extent applicable, any contingent obligations, e.g. those arising out of any undrawn letters of credit issued by Bank for Borrower’s benefit), accrued and unpaid interest, legal fees and costs, plus all other outstanding amounts and costs of enforcement due under the Loan Agreement. Such amount, plus accruing interest and costs and accrued and accruing attorneys’ fees and costs are hereinafter referred to herein as the “Existing Debt.”

C. Event of Defaults have occurred and exist under Section 6.8(b) of the Loan Agreement as a result of Borrower’s failure on or before December 31, 2017 to provide evidence satisfactory to Bank that Borrower received at least Fifteen Million Dollars ($15,000,000) from the sale or issuance of its equity securities or Subordinated Debt (the “Existing Default”). The Existing Default entitles Bank immediately to enforce all the remedies set forth in the Loan Agreement. Borrower has asked Bank to forbear from exercising those remedies as a result of the Existing Default, and Bank has agreed, provided Borrower enters into this Amendment

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

2. Acknowledgement of Liability. As of the date of this Amendment, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Agreement and hereby forever waives and relinquishes any and all claims, set-offs or defenses that Borrower may now have with respect to the payment of sums due to Bank and the performance of other obligations under the Loan Agreement. The security interests granted to Bank in the Loan Agreement in the Collateral remain perfected, first priority liens.

3. Forbearance. Borrower acknowledges the existence of the Existing Default under the Loan Agreement. Borrower further acknowledges and agrees that Bank is not in any way agreeing to waive such Existing Default as a result of this Amendment or the performance by the parties of their respective obligations hereunder or thereunder. Subject to the conditions contained herein and performance by Borrower of all of the terms of this Amendment and the Loan Agreement after the date hereof, Bank shall, until the earliest of (i) June 30, 2018 or (ii) such date that there shall occur any further Event of Default (the “Forbearance Period”), forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the Existing Default. This forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Amendment. If Borrower has, after the Fourth Amendment effective date but on or before June 30, 2018, (i) delivered to Bank evidence, satisfactory to Bank in its sole discretion, that Borrower has received at least Twenty-One Million Dollars ($21,000,000) of gross cash proceeds (provided that Borrower shall only incur a reasonable amount of transaction expenses in connection therewith) from the sale of its equity securities to investors and on terms and conditions reasonably acceptable to Bank, or (ii) the occurrence of a Liquidity Event which has resulted in all Obligations owing from Borrower to Bank being repaid in full in cash, and Borrower has otherwise complied with this Agreement, the Existing Default shall be automatically waived. Such forbearance or waiver does not apply to any other Event of Default or other failure by Borrower to perform in accordance with the Loan Agreement or this Amendment

4. Amendments. The Loan Agreement is hereby amended as follows:

4.1 The following defined terms in Section 1.1 of the Loan Agreement hereby are added, amended or restated as follows:

“Amortization Date” is July 8, 2018; provided, however, if Borrower has delivered to Bank evidence, satisfactory to Bank in its sole discretion, that Borrower has received at least Twenty-One Million Dollars ($21,000,000) of gross cash proceeds (provided that Borrower shall only incur a reasonable amount of transaction expenses in connection therewith) from the sale of its equity securities to investors and on terms and conditions reasonably acceptable to Bank, in accordance with the requirements set forth in Section 6.8 hereof, then the Amortization Date shall automatically be extended to October 8, 2018.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Bank dated as of the Fourth Amendment Effective Date, as such may be amended from time to time.

“IP Release Event” is the period beginning on the date Borrower has delivered to Bank evidence, satisfactory to Bank in its sole discretion, that Borrower has received at least Twenty-One Million Dollars ($21,000,000) of gross cash proceeds (provided that Borrower shall only incur a reasonable amount of transaction expenses in connection therewith) from the sale of its equity securities to investors and on terms and conditions reasonably acceptable to Bank, in accordance with the requirements set forth in Section 6.8 hereof.

“Fourth Amendment Effective Date” means February 9, 2018.

“Liquidity Event” is any of the following: (a) a sale or other disposition by Borrower of all or substantially all of its assets; (b) a merger or consolidation of Borrower into or with another person or entity, where the holders of Borrower’s outstanding voting equity securities as of immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity as of immediately following the consummation of such merger or consolidation; (c) any sale, in a single transaction or series of related transactions, by the holders of Borrower’s outstanding voting equity securities, to one or more buyers, of such securities, where such holders do not, as of immediately following the consummation of such transaction(s), continue to hold at least a majority of Borrower’s issued and outstanding voting equity securities; or (d) Borrower’s initial public offering and sale of its common stock or other common voting equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended.

4.2 New Subsection (f) of Section 2.6 of the Loan Agreement hereby is added to the end of Section 2.6 of the Loan Agreement to read as follows:

“(f) Fourth Amendment Fee. An amendment fee equal to Seventy Thousand Dollars ($70,000) (the “Fourth Amendment Fee”) which shall be nonrefundable, due on the earliest to occur of (a) the Term Loan Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d).”

4.3 New Subsection (g) of Section 2.6 of the Loan Agreement hereby is added to the end of Section 2.6 of the Loan Agreement to read as follows:

“(g) Success Fee. A success fee equal to Two Hundred Ten Thousand Dollars ($210,000) (the “Success Fee”) which shall be nonrefundable, due on the occurrence of a Liquidity Event. This Section 2.6(g) shall survive the termination of this Agreement.”

4.4 Section 6.8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.8 Funding Milestone. On or after the Fourth Amendment Effective Date, Borrower shall have received gross cash proceeds (provided that Borrower shall only incur a reasonable amount of transaction expenses in connection therewith) from the sale of its equity securities to investors and on terms and conditions reasonably acceptable to Bank in the following amounts for the following deadlines: (i) Six Million Dollars ($6,000,000) by no later than February 12, 2018; (ii) an additional (and not cumulative with the dollar amount received that is applicable to satisfying Section 6.8(i) hereof) Three Million Dollars ($3,000,000) by no later than April 13, 2018; and (iii) an additional (and not cumulative with the dollar amounts received that are applicable to satisfying Section 6.8(i) and Section 6.8(ii) hereof) Twelve Million Dollars ($12,000,000) by no later than June 30, 2018.”

4.5 Section 6.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.10 Intellectual Property Rights.

(a) Borrower shall, (i) concurrently with the delivery of the monthly Compliance Certificate, give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, and the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed and (ii) prior to the occurrence of the IP Release Event, prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(b) Bank may audit Borrower’s Intellectual Property to confirm compliance with this Section, provided such audit may not occur more often than (i) prior to the occurrence of the IP Release Event twice per year and (ii) after the occurrence of the IP Release Event, once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.”

4.6 Exhibit A to the Loan Agreement hereby is replaced with Exhibit A attached hereto.

4.7 Exhibit D to the Loan Agreement hereby is replaced with Exhibit D attached hereto.

5. Default. In addition to all other Event(s) of Default under the Loan Agreement, the following shall constitute an Event of Default under this Amendment: Borrower’s failure to pay any amount when due under this Amendment or to perform any covenant or other agreement contained in this Amendment or any other document entered into pursuant hereto.

6. Repayment. Borrower shall continue to make all payments as they become due under the LoanAgreement.

7. Ratification by Borrower of Bank’s First Priority Security Interest in Collateral. Borrower hereby confirms and ratifies Bank’s first priority lien and security interest in and to all Collateral, including all property described on Exhibit A hereto. Borrower shall execute such security agreements, financing statements and other documents as Bank may from time to time reasonably request to carry out the terms of this Amendment and the Loan Agreement. Borrower authorizes Bank to file such financing statements and amendments relating to the Collateral. Such liens and security interests shall secure all of the obligations of Borrower under this Amendment and the Loan Agreement.

8. Receipt and Application of Payments. All payments hereunder and under the Loan Agreementmay, at Bank’s option, first be applied against Bank Expenses and accrued and unpaid interest, and the balance against the principal portion of the Existing Debt in reverse order of maturity, all in Bank’s sole and absolute discretion. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default pursuant to this Amendment, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise all rights conferred upon it herein or in the Loan Agreement upon the occurrence of an Event of Default. To the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Existing Debt, or any part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made, shall accrue interest at the highest rate applicable to any portion thereof, shall be secured by the Collateral and payable on demand.

9. Representations and Warranties.

9.1 Borrower hereby represents and warrants that no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Agreement, other than the Existing Default.

9.2 The forbearance period granted pursuant to the terms of this Amendment is reasonable and is based upon the projections of Borrower.

9.3 All representations and warranties of Borrower in this Amendment and the Loan Agreement are true and correct as of the date hereof, and shall survive the execution of this Amendment.

9.4 All of Borrower’s deposit accounts (including operating and payroll accounts) and investment accounts are with Bank other than those permitted under the Loan Agreement.

10. Rights and Remedies.

10.1 Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Without notice to Borrower, set off and apply to the amounts due and owing under the Loan Agreement and this Amendment:

(i) any and all cash or certificates of deposit held by Bank for whatever purpose; and

(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank.

(b) Take action against Borrower for payment under the Loan Agreement and this Amendment;

(c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts; and/or

(d) Exercise any right and remedy authorized by the Loan Agreement and/or this Amendment and/or applicable law.

10.2 Bank’s rights and remedies under this Amendment, the Loan Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on the part of Borrower shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. Bank shall have the right to take any action it deems necessary against Borrower in order to enforce or perfect, or to realize on its security interest in the Collateral.

11. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

12. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of all of the following:

(a) this Amendment, duly executed by Borrower;

(b) an IP Agreement, duly executed by Borrower;

(c) a UCC Financing Statement Amendment;

(d) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

13. Waiver of Notice and Cure. Borrower acknowledges that Events of Default have occurred under the Loan Agreement that, but for this Amendment, would have entitled Bank to exercise all the remedies available to Bank under the Loan Agreement and applicable law. Borrower waives all notices of default and rights to cure that are otherwise provided in the Loan Agreement or applicable law, including, but not limited to, rights to notice and redemption under California Uniform Commercial Code sections 9611, 9620 and 9623. Borrower further waives any claim that a sale or other disposition by Bank of the Collateral is not commercially reasonable because Bank disclaims any warranties with respect to such sale or other disposition, including, without limitation, disclaimers of warranties relating to title, possession, quiet enjoyment, or the like. Borrower recognizes that Bank may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

14. Release.

14.1 Borrower acknowledges that Bank would not enter into this Amendment without Borrower’s assurance hereunder. Except for the obligations arising hereafter under this Amendment, Borrower hereby absolutely discharges and releases Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents and attorneys from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.

14.2 Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

14.3 The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower’s shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.

14.4 Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

14.5 The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

15. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank’s security interests in Borrower’s property, and to accomplish the objectives of this Amendment.

16. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Amendment. Borrower has executed this Amendment after reviewing and understanding each provision of this Amendment and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Amendment prior to the execution hereof and the delivery and acceptance of the consideration described herein.

17. Miscellaneous.

17.1 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

17.2 Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

17.3 Entire Agreement. This Amendment and the Loan Agreement contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

17.4 Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17.5 Time is of the Essence. Time is of the essence as to each and every term and provision of this Amendment and the other Loan Agreement.

17.6 Counterparts. This Amendment may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

17.7 Legal Effect. The Loan Agreement remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect.

17.8 WAIVER OF JURY. BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATED TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AMENDMENT.

EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

18. Assignment and Indemnity. Borrower consents to Bank’s assignment of all or any part of Bank’s rights under this Amendment and the Loan Agreement. Borrower shall indemnify and defend and hold Bank and any assignee of Bank’s interests harmless from any actions, costs, losses or expenses (including attorneys’ fees) arising out of such assignment, this Amendment and the Loan Agreement.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIONANO GENOMICS, INC., a Delaware corporation

By:	/s/ Erik Holmlin
Name:	Erik Holmlin
Title:	Chief Executive Officer

WESTERN ALLIANCE BANK, an Arizona corporation

By:
Name:
Title:

[Signature Page to Forbearance and Fourth Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIONANO GENOMICS, INC., a Delaware corporation

By:
Name:
Title:

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Bill Wicklive
Name:	Bill Wicklive
Title:	VP, Director of Portfolio Mgmt

[Signature Page to Forbearance and Fourth Amendment to Loan and Security Agreement]

EXHIBIT A

DEBTOR:	BIONANO GENOMICS, INC., a Delaware Corporation

SECURED PARTY:	WESTERN ALLIANCE BANK, an Arizona Corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter. or (ii) any property that is financed by a third party permitted by clause (a) or (c) of the definition of “Permitted Liens” hereunder to the extent prohibited by the terms of such agreement, provided that upon the termination or lapse of any such prohibition, such property (and any accessions, attachments, replacements or improvements thereon) shall be deemed to be Collateral hereunder and shall be subject to the security interest granted.

Notwithstanding the foregoing, at all times after to the IP Release Event, the Collateral shall not include any Intellectual Property (as defined in the Loan and Security Agreement dated as of March 8, 2016 between Debtor and Secured Party) now owned or hereafter acquired; provided, however, that the Collateral shall include (whether before or after the IP Release Event at which time the security interest in Intellectual Property will have been released) all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: WESTERN	ALLIANCE BANK, an Arizona corporation

FROM: BIONANO	GENOMICS, INC.

The undersigned authorized officer of BIONANO GENOMICS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except as noted below; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Annual financial statements (CPA Audited)	FYE within 180 days		Yes	No

Monthly financial statements and Compliance Certificate	Prior to each Credit Extension, and monthly within 30 days		Yes	No

10K and 10Q	(as applicable)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 45 days after the beginning of each fiscal year		Yes	No

Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Funding Milestones	Receipt of:

	(i) $6,000,000 by no later than February 12, 2018; (ii) an additional (and not cumulative with the dollar amount received that is applicable to satisfying sub-	$ $	Yes Yes	No No

clause (i) of this paragraph) $3,000,000 by no later than April 13, 2018; and (iii) an additional (and not cumulative with the dollar amounts received that are applicable to sub-clauses (i) and of this paragraph) $12,000,000 by no later than June 30, 2018

		$	Yes	No
Minimum Cash with Bank	ratio of (i) minimum unrestricted cash in accounts with Bank to (ii) Indebtedness to Bank, of at least 0.75 to 1.00	;	Yes	No
			Yes	No

Performance to Plan (monthly; T6M)	At least 75% of the projections (see Exhibit C)%		Yes	No

Comments Regarding Exceptions: See Attached. Sincerely,	BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified:
SIGNATURE	AUTHORIZED SIGNER Date:
TITLE
DATE	Compliance Status Yes No